                                                                  CONFORMED COPY


                             FOREST OIL CORPORATION

                NONRECOURSE SECURED CONVERTIBLE PROMISSORY NOTE
                              DUE FEBRUARY 19, 1996


THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID ACT. THIS NOTE AND SUCH SHARES ARE ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 19, 1995, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY, AND MAY BECOME SUBJECT TO THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT EXPECTED TO BE ENTERED INTO BY THE HOLDER AND THE COMPANY AFTER THE DATE HEREOF, A COPY OF WHICH, IF ENTERED INTO, WILL BE ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.



$9,900,000.00                                                 New York, New York
                                                                    May 19, 1995

          FOR VALUE RECEIVED, FOREST OIL CORPORATION, a New York corporation (the "COMPANY"), promises to pay to the order of THE ANSCHUTZ CORPORATION or its assigns (the "HOLDER"), on February 19, 1996 (the "MATURITY DATE"), the principal amount of NINE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($9,900,000.00).

          The Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, (a) at the rate of 8.0% per annum from the date hereof to and including September 8, 1995 and (b) at the rate of 12.5% per annum thereafter. Interest on this Note shall be payable in arrears on and to the last calendar day of each month, upon any payment or conversion of this Note (to the extent accrued on the amount being paid or converted) and at maturity (including final maturity) of this Note. Interest shall be computed on the basis of a year of twelve 30-day months.

          SECTION 1. PURCHASE AGREEMENT. This Note is the "Purchaser Note" referred to in the Purchase Agreement dated May 17, 1995 between the Company and The Anschutz Corporation (as amended or modified from time to time, the "PURCHASE AGREEMENT"), to which reference is hereby made for a more complete statement of the terms and conditions under which the indebtedness evidenced hereby was incurred and is to be repaid. Terms not otherwise defined herein have the respective meanings assigned in the Purchase Agreement. No reference herein to the Purchase Agreement and no provision of this Note (other than as set forth in

Section 9) or the Purchase Agreement shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

          SECTION 2.  PAYMENT.

               (a) All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Holder located at 555 - 17th Street, Denver, Colorado 80202, or at such other place as shall be designated in writing by the Holder. Until notified in writing of the transfer or assignment of this Note, the Company shall be entitled to deem the Holder or any subsequent permitted assignee of this Note as the owner and holder of this Note. Each of the Holder and any subsequent assignee of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Company hereunder with respect to payments of principal of or interest on this Note.

               (b) Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

               (c) No principal amount of this Note may be paid before such principal amount is due, whether at stated maturity, by acceleration or otherwise, except pursuant to the conversion hereof in accordance with
Section 6.

          SECTION 3. SECURITY DOCUMENTS. This Note is secured by certain assets pursuant to the Security Documents.

          SECTION 4. EVENTS OF DEFAULT. If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

               (a) FAILURE TO MAKE PAYMENTS WHEN DUE. Failure to pay any amount of principal of this Note when due, whether at stated maturity, by acceleration, or otherwise, or failure to pay interest or any other amount due under this Agreement, in either case, within 5 days after the date due; or

               (b) DEFAULT IN OTHER AGREEMENTS. (i) Failure of the Company or any of its Material Subsidiaries (as such term is defined in the Credit Agreement) to pay when due any principal of or interest on any Debt (other than this Note) in the aggregate amount of $500,000 beyond the end of any grace period provided therefor; or (ii) breach or default by the Company or any of its Material Subsidiaries with respect to any other material term of (A) any evidence of any Debt or (B) any loan agreement, mortgage, indenture or other agreement relating to such Debt, if the effect of such breach or default is to cause, or to permit the holder or holders of that Debt (or a trustee on behalf of such holder or holders) to cause, that Debt to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or (iii) termination of the Purchase Agreement pursuant to paragraph (5) of Section 9.1(a) thereof; or

               (c) BREACH OF WARRANTY. Any representation, warranty, certification or other statement of the Company made in any Transaction Document or in any statement or certificate at any time given in writing pursuant hereto or thereto or in connection therewith shall be false in any material respect on the date as of which made and such default shall not have been remedied or waived within 30 days after the earlier of (i) the Company's obtaining knowledge of such default or (ii) receipt by the Company of notice from the Holder of such default; PROVIDED, HOWEVER, that if such default cannot be cured solely by the payment of money and the cure of such default requires a period in excess of 30 days, and if the Company is diligently and continuously prosecuting such cure, then such default shall not be an Event of Default unless the Company fails to cure such default within 90 days after the Company's obtaining knowledge or notice thereof, as the case may be; or

               (d) FAILURE OF SECURITY. Any Transaction Document shall, at any time, cease to be in full force and effect (other than, in the case of a Security Document, by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by the Company, or the Holder shall not have or cease to have a valid and perfected first priority Lien or security interest in the Collateral (except as otherwise permitted by the Security Documents), in each case for any reason other than the failure of the Holder to take any action within its control; or

               (e) OTHER DEFAULTS UNDER TRANSACTION DOCUMENTS. The Company shall default in any material respect in the performance of or compliance with any term contained in any Transaction Document, other than any such term referred to in any other clause of this subsection, and such default shall not have been remedied or waived within 30 days after the earlier of (i) the Company's obtaining knowledge of such default or (ii) receipt by the Company of notice from the Holder of such default; PROVIDED, HOWEVER, that if such default cannot be cured solely by the payment of money and the cure of such default requires a period in excess of 30 days, and if the Company is diligently and continuously prosecuting such cure, then such default shall not be an Event of Default unless the Company fails to cure such default within 90 days after the Company's obtaining knowledge or notice thereof, as the case may be; or

               (f) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any of the Company, its Material Subsidiaries or a Guarantor in an involuntary case under Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, and any successor statute, (the "BANKRUPTCY CODE") or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any of the Company, its Material Subsidiaries or a Guarantor under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any of the Company, its Material Subsidiaries, or a Guarantor, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any of the Company, its Material Subsidiaries or a Guarantor for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any of the Company, its Material Subsidiaries or a Guarantor, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

               (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) Any of the Company, its Material Subsidiaries or a Guarantor shall have an order for relief entered with respect to it, in connection with, or shall commence, a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any of the Company, its Material Subsidiaries or a Guarantor shall make any assignment for the benefit of creditors; or (ii) any of the Company and its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or any committee thereof) of the Company, its Material Subsidiaries or a Guarantor shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

               (h) JUDGMENTS AND ATTACHMENTS. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $1,000,000 (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any of the Company and its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); it being understood and agreed that, in the event the Company posts a bond pursuant to this Section 4(h), such bond shall not be considered Debt of the Company for purposes of this Note; or

               (i) DISSOLUTION. Any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

               (j) EMPLOYEE BENEFIT PLANS. There shall occur one or more Employee Plan Events which individually or in the aggregate results in or might reasonably be expected to result in liability of the Company or any of its ERISA Affiliates in excess of $100,000 on or before the Maturity Date; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Employee Plans (excluding for purposes of such computation any Employee Plans with respect to which assets exceed benefit liabilities and all Multiemployer Plans), which exceeds $500,000.

               (k) CHANGE IN CONTROL. There shall occur a "Change of Control" within the meaning of the Indenture;

then, (A) upon the occurrence of any Event of Default described in Section 4(f) or 4(g), each of (1) the unpaid principal amount of and accrued interest on this Note and (2) all other Obligations shall automatically become immediately due and payable, without notice, presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and
(B) upon the occurrence and during the continuance of any other Event of Default, the Holder may, by written notice to the Company, declare all or any portion of the amounts described in clauses (1) and (2) above to be, and the same shall forthwith become, immediately due and payable.

          SECTION 5.     REMEDIES.

               (a) Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Holder against the Company under this Note, the Security Documents or any of the other Transaction Documents, or at law or in equity, may be exercised by the Holder at any time and from time to time, whether or not all or any portion of the Obligations shall be declared due and payable, and whether or not the Holder shall have commenced any foreclosure proceeding or other action for the enforcement of their rights and remedies under any of the Security Documents with respect to any Collateral. Any such actions taken by the Holder shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Holder may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Holder permitted by law, equity or contract or as set forth herein or in the other Transaction Documents.

               (b) In the event of the foreclosure or other action by the Holder to enforce its remedies in connection with the Collateral, the Holder shall apply all net proceeds received to repay the Obligations, the Obligations shall be reduced to the extent of such net proceeds and the remaining portion of the Obligations shall remain outstanding and secured by the Security Documents, it being understood and agreed by the Company that, subject to the terms of Section 9 of this Note, the Company is liable for the repayment of the Obligations and that any "excess" foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to the Holder pursuant to the Security Documents; PROVIDED, HOWEVER, that, if the Holder in its sole discretion so elects, this Note shall be deemed to have been accelerated only to the extent of the net proceeds actually received by the Holder with respect to any individual property (or, in the event that the Holder is the purchaser of such property by credit bid at a foreclosure sale, this Note shall be deemed to have been accelerated to the extent of such credit bid) and applied in reduction of the Obligations in accordance with the provisions of the Purchase Agreement and this Note, after payment by the Company of all transaction costs and expenses and costs of enforcement.

               (c) Upon the occurrence and during the continuation of an Event of Default, the Holder shall have the right, to the extent permitted by law, to impound and take possession of books, records, notes, and other documents evidencing the Company's deposit accounts, accounts receivable and other claims for payment of money (including rents) arising in connection with the Collateral, to give notice to the obligors thereunder of the Holder's interest therein, and to make direct collections on such deposit accounts, accounts receivable and claims.

               (d) The rights, powers and remedies of the Holder under this Note shall be cumulative and not exclusive of any other right, power or remedy which the Holder may have against the Company pursuant to the Purchase Agreement, this Note or the other Transaction Documents or existing at law or in equity or otherwise. The rights, powers and remedies of the Holder may be pursued singly, concurrently or otherwise, at such time and in such order as the Holder may determine in its sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Event of Default with respect to the Company shall not be construed to be a waiver of any subsequent Event of Default by the Company or to impair any remedy, right or power consequent thereon.

               (e) The remedies set forth in this Section 5 are subject to the provisions of Section 9.

          SECTION 6.  CONVERSION.

               (a) OPTIONAL CONVERSION. This Note may be converted into shares of Common Stock, as follows:

          (1)  Subject to and upon compliance with the provisions of this
     Section 6, at the option of the Holder, this Note or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof, may, at any time on or before the close of business on the Maturity Date, be converted at the principal amount thereof into shares of Common Stock, as said shares shall be constituted on the date on which this Note shall be surrendered for conversion and notice given in accordance with the provisions of this Section (the "CONVERSION DATE"), at the Conversion Price (as defined below) in effect at the Conversion Date.

          (2) In order to exercise the conversion privilege, the Holder shall surrender this Note to the Company at its executive offices, together with the conversion notice in the form attached hereto as Exhibit A (or similar separate written notice) duly executed, and, if so required by the Company, accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or by its duly authorized attorney in writing. As promptly as practicable after the surrender of this Note for conversion as aforesaid, the Company shall deliver at its executive office to such Holder, or on its written order, a certificate or certificates for the number of full shares of Common Stock deliverable upon the conversion of this Note or portion thereof (the "CONVERSION SHARES") and a check or cash in respect of any fraction of a share of Common Stock otherwise deliverable upon such conversion, all as provided in this Section 6, together with a Note in principal amount equal to the unconverted and unredeemed portion, if any, of this Note so converted. Such conversion shall be deemed to have been effected on the date on which such notice shall have been received at said executive offices and this Note shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for Conversion Shares shall be deliverable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates are to be delivered as the record holder or holders thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date of such surrender. Subject to the foregoing, no payment or adjustment shall be made for dividends on any Shares that shall be delivered upon the conversion of this Note.

               (b) MANDATORY CONVERSION. This Note shall be converted into shares of Common Stock, as follows:

          (1) If any portion of the principal amount hereof is outstanding on the Second Closing Date (as defined in the Purchase Agreement), and if the Second Closing Transactions (as defined in the Purchase Agreement) shall then be concluded, then such principal amount shall be converted at the principal amount thereof into shares of Common Stock, as said shares shall be constituted on the Second Closing Date (which, for the purposes of this Section, shall be the Conversion Date) at the Conversion Price in effect at the Second Closing Date.

          (2) The Holder shall surrender this Note to the Company at the location of the Second Closing (as defined in the Purchase Agreement), together with the conversion notice in the form attached hereto as Exhibit A (or similar separate written notice) duly executed, and, if so required by the Company, accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or by its duly authorized attorney in writing. Upon the surrender of this Note for conversion as aforesaid, the Company shall deliver at such location to such Holder, or on its written order, a certificate or certificates for the number of Conversion Shares deliverable upon the conversion of this Note and a check or cash in respect of any fraction of a share of Common Stock otherwise deliverable upon such conversion, all as provided in this Section 6. Such conversion shall be deemed to have been effected on the Second Closing Date, and the person or persons in whose name or names any certificate or certificates for Conversion Shares shall be deliverable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby. Subject to the foregoing, no payment or adjustment shall be made for dividends on any Shares that shall be delivered upon the conversion of this Note.

               (c) FRACTIONAL INTERESTS. The Company shall not be required to deliver fractions of shares of Common Stock upon conversions of this Note. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of this Note, the Company shall make an adjustment therefor in cash equal to the average market price per share (determined as provided below) of the Common Stock on the Conversion Date.

               (d) MECHANICAL ADJUSTMENTS. The number of Conversion Shares issuable upon the conversion of this Note and the Conversion Price shall be subject to adjustment from time to time, as follows:

          (1) If the Company shall at any time pay a dividend on its Common Stock (including, if applicable, shares of such stock held by the Company in treasury) in shares of its Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the number of Conversion Shares issuable upon conversion of this Note immediately prior thereto shall be adjusted so that this Note shall thereafter be exercisable for the number of Conversion Shares equal to the number of shares of Common Stock which the Holder would have held after the happening of any of the events described above had this Note been converted in full immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (1) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

          (2) If the Company shall issue rights or warrants to all holders of shares of Common Stock for the purpose of entitling them (for a period not exceeding forty-five (45) days from the date of issuance) to subscribe for or purchase shares of Common Stock at a price per share (taking into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors) less than the average market price per share (determined as provided below) of the Common Stock on the declaration date for such issuance, then in each such case, the number of Conversion Shares thereafter issuable upon conversion of this Note after such record date shall be determined by multiplying the number of Conversion Shares issuable upon conversion of this Note on the date immediately preceding such declaration date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such declaration date and the number of additional shares of Common Stock so offered for subscription or purchase in connection with such rights or warrants, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such declaration date and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such average market price; PROVIDED, HOWEVER, if all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the exercise of such rights or warrants the number of Conversion Shares issuable upon conversion of this Note shall thereafter be readjusted to the number of Conversion Shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever any such rights or warrants are issued, and shall become effective on the date of issuance retroactive to the record date for determination of shareholders entitled to receive such rights or warrants. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

          (3) If the Company shall distribute to all the holders of Common Stock (A) any rights or warrants to subscribe for or purchase any security of the Company (other than those referred to in paragraph (2) above) or any evidence of indebtedness or other securities of the Company (other than Common Stock), or (B) assets (other than cash) having a fair market value (as determined in a resolution adopted by the Board of Directors of the Company, which shall be conclusive evidence of such fair market value) in an amount during any 12-month period equal to more than 10% of the market capitalization (as defined below) of the Company, then in each such case the number of Conversion Shares issuable upon conversion of this Note shall be, after the record date for determination of the shareholders entitled to receive such distribution, determined by multiplying the number of Conversion Shares issuable upon conversion of this Note on the day immediately preceding the date of declaration or authorization by the Board of Directors of the Company of such distribution by a fraction, the numerator of which shall be the average market price per share (determined as provided in paragraph (5) below) of the Common Stock on such declaration date, and the denominator of which shall be such average market price per share less the then fair market value (as determined by the Board of Directors of the Company as provided above) of the portion of the assets, rights, warrants, evidences of indebtedness or other securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the declaration date. The term "market capitalization" shall mean an amount determined by multiplying the number of shares of Common Stock outstanding on such declaration date by the average market price per share (determined as provided in paragraph (5) below) of the Common Stock on such declaration date.

          (4) In case of any capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Company, or of any conversion of the Common Stock into securities of another corporation, or in case of the consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Company, the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision such that this Note shall thereafter be convertible for the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the shares of Common Stock equal to the number of Conversion Shares issuable upon conversion of this
     Note immediately prior to the effective date of such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, assuming (A) such holder of Common Stock of the Company is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made as the case may be ("constituent entity"), or an Affiliate of a constituent entity, and (B) such person failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of Conversion Shares issuable upon conversion of this Note) shall thereafter be applicable, as near as reasonably may be, in relating to any shares of stock or other securities or other property thereafter deliverable upon conversion of this Note.

          (5) For the purpose of any computation under this Section 6, the average market price per share of Common Stock on any date shall be the average of the daily closing prices for the fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of declaration or authorization by the Board of Directors of the Company of such issuance or distribution. The closing price for each day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on

     NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ National Market System, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose or if no such prices are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Company.

          (6) All calculations under this Section 6 shall be made to the nearest one-thousandth of a share of Common Stock.

          (7) The price payable by the Holder for the issuance of Conversion Shares by the Company upon conversion of this Note (the "CONVERSION PRICE") is $1.80 per Conversion Share at the date of this Note. Whenever the number of Conversion Shares issuable upon the conversion of this Note is adjusted as herein provided, the Conversion Price payable upon conversion of this Note shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Conversion Shares issuable upon the conversion of this Note immediately prior to such adjustment, and the denominator of which shall be the number of Conversion Shares so issuable immediately thereafter.

          (8) For the purpose of this Section 6, the term "shares of Common Stock" shall mean (A) the class of stock designated as the Common Stock of the Company at the date of this Note or (B) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (1) through (4) above, the Holder shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note and the Conversion Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained in paragraphs (1) through (7), inclusive, above, and the provisions of Sections 6(e), 6(f) and 6(g), inclusive, with respect to the Conversion Shares, shall apply on like terms to any such other shares.

          (9) Upon the expiration of any rights, options, warrants or conversion or exchange privileges the issuance of which shall have resulted in an adjustment of the Conversion Price, if any thereof shall not have been exercised, the Conversion Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, exchange privileges or conversion rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the

     Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights whether or not exercised; PROVIDED that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of Conversion Shares issuable upon the conversion of this Note by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion rights.

          (10) Notwithstanding anything herein to the contrary, there shall be no adjustment in the number of Conversion Shares or in the Conversion Price in respect of Permitted Issuances.

               (e) TIME OF ADJUSTMENTS. Each adjustment required by Section 6 shall be effective as and when the event requiring such adjustment occurs.

               (f) NOTICE OF ADJUSTMENT. Whenever the number of Conversion Shares issuable upon the conversion of this Note or the Conversion Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments, and shall deliver to the Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Conversion Shares issuable upon the conversion of this Note and the Conversion Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

               (g) NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 6(d), no adjustment in respect of any dividends shall be made during the term of this Note or upon the conversion of this Note.

               (h) CONSOLIDATION, MERGER, SALE, ETC. In case of any consolidation or merger of the Company with or into another entity (whether or not the Company is the surviving entity) or in case of any sale, transfer or lease of all or substantially all of the assets of the Company, the Company or such successor or purchasing entity, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon payment of the Conversion Price in effect immediately prior to such action to purchase upon conversion of this Note the kind and amount of shares and other securities, cash and property that the Holder would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer, lease or conveyance had this Note been converted in full immediately prior to such action, and if the successor or purchasing entity is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares or other securities and property so that upon conversion of this Note, the Holder would have the same benefits the Holder otherwise would have had if such successor or purchasing person were a corporation. Such agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in Sections 6(d), 6(e), 6(f) and 6(g), inclusive. The provisions of this Section 6(h) shall similarly apply to successive consolidations, mergers, sales or conveyances. No payment or adjustment shall be made upon any conversion on account of any interest accrued on this Note (or portions thereof) surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion; PROVIDED, HOWEVER, that nothing contained in this Section 6 shall alter or impair the obligation of the Company to pay interest on this Note pursuant to the terms hereof notwithstanding the conversion of this Note.

               (i) TAXES. The issue of stock certificates on conversions of this Note shall be made without charge to the Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               (j) RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares or its issued shares held in its treasury, or both, for the purpose of effecting the conversion of this Note, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion, exchange or exercise of outstanding securities of the Company convertible into or exchangeable or exercisable for any shares of the Common Stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of Common Stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

               (k) REGISTRATION OR APPROVAL. If any shares of Common Stock reserved or to be reserved for the purpose of conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be validly delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

               (l) VALIDLY ISSUED, ETC. The Company covenants that all shares of Common Stock which may be delivered upon conversion of this Note shall upon delivery be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue or delivery thereof.

               (m)  NOTICE.  In the event:

          (1) that the Company shall pay any dividend or make any distribution to the holders of shares of Common Stock otherwise than in cash charged against capital surplus, consolidated net earnings or retained earnings of the Company and its Material Subsidiaries; or

          (2) that the Company shall offer for subscription or purchase, pro rata, to all of the holders of shares of Common Stock any additional shares of stock of any class or any securities convertible into or exchangeable for stock of any class; or

          (3) of any reclassification or change of outstanding shares of the class of Common Stock issuable upon the conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of any merger or consolidation of the Company with, or merger of the Company into, another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note) or of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety;

then, and in any one or more of such events, the Company will give to the Holder written notice thereof at least fifteen days prior to (A) the record date fixed with respect to any of the events specified in (1) and (2) above, and (B) the effective date of any of the events specified in (3) above. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

          SECTION 7.     LEGENDS.

               (a) Each certificate for Conversion Shares and any certificate issued in exchange therefor or on conversion or upon transfer, except certificates issued in connection with a sale registered under the Securities Act of 1933, as amended, and except as provided below, shall bear the legends to the following effects:

          1. "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

          2. "The shares represented by this certificate are subject to restrictions set forth in the Registration Rights Agreement dated as of May 19, 1995, a copy of which is on file in the office of the Secretary of the Company."

          3. "The shares represented by this certificate are subject to the restrictions contained in a Shareholders Agreement dated as of __________, 1995, a copy of which is on file in the office of the Secretary of the Company."

          4. "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Forest Oil Corporation and Mellon Securities Trust Company, dated as of October 14, 1993 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Forest Oil Corporation. Under certain circumstances, as set forth in the Rights Agreement, those Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Forest Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person (as defined in the Rights Agreement) shall, under certain circumstances, become null and void."

               (b) The legend stated in Section 7(a)(1) shall be removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act of 1933, as amended.

               (c) The legend stated in Section 7(a)(2) shall be removed at such time as the Warrant Shares are no longer subject to the Registration Rights Agreement referenced therein.

               (d) The legend stated in Section 7(a)(3) shall not be required unless and until the Shareholders Agreement shall be executed and delivered by the parties thereto and thereafter shall be removed in accordance with the terms of the Shareholders Agreement.

          SECTION 8. COSTS AND EXPENSES. Subject to Section 9, the Company promises to pay all costs and expenses, including reasonable attorneys' fees incurred in the collection and enforcement of this Note. The Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          SECTION 9. NONRECOURSE. Notwithstanding anything herein or in any other Transaction Document to the contrary, except as otherwise set forth in this Section 9 to the contrary, the Holder agrees (a) to look solely to the Collateral for payment of the principal amount of and interest on this Note and for the payment of the Enforcement Expenses, (b) that its sole recourse for the repayment of the principal amount of and interest on this Note and the Enforcement Expenses shall be to the Collateral, and (c) that it shall not seek repayment of the principal amount of or interest on this Note or the Enforcement Expenses or to enforce this Note or the payment of such amounts by any action or proceeding wherein a money judgment shall be sought against the Company, or any stockholder, officer, director, agent or employee of the Company, except that the Holder may bring an action for declaratory judgment, action for injunction or an action for specific performance solely for the purpose of enabling the Holder to realize upon the Collateral. The Holder may also bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including to obtain a deficiency judgment) solely for the purpose of enabling the Holder to realize upon (i) the Company's interest in the Collateral and (ii) the income arising from the Collateral to the extent received, directly or indirectly, by the Company after the occurrence of an Event of Default (the "RECOURSE DISTRIBUTIONS") (collectively, the "DEFAULT COLLATERAL"); PROVIDED, HOWEVER, that any judgment in any such action or proceeding shall be enforceable against the Company only to the extent of any such Default Collateral; PROVIDED FURTHER, HOWEVER, that the provisions of this
Section 9 shall not (A) impair the validity of the Obligations or in any way affect or impair the Lien of any Security Document or the right of the Holder to foreclose any Security Document following the occurrence and during the continuation of an Event of Default; (B) impair the right of the Holder to name the Company as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document; (C) affect the validity or enforceability of this Note or the other Transaction Documents; (D) impair the right of the Holder to obtain the appointment of a receiver with respect to the Collateral;
(E) impair the right of the Holder to bring suit for recovery of a money judgment against the Company for recovery of damages attributable to fraud or intentional misrepresentation by the Company or any other person in connection with the Purchase Agreement, this Note or any other Transaction Documents; (F) impair the right of the Holder to obtain a money judgment against the Company or any stockholder, officer, director or employee of the Company for the Recourse Distributions received by such person; (G) impair the right of the Holder to bring suit for recovery of a money judgment against the Company or any stockholder, officer, director or employee of the Company with respect to the Company's misappropriation of escrows or income collected in advance with respect to the Collateral; (H) impair the right of the Holder to obtain insurance proceeds or condemnation proceeds due to the Holder pursuant to any Security Document; (I) impair the right of the Holder to obtain a money judgment or otherwise enforce the provisions of Section 4.4 or Article X of the Purchase Agreement even after repayment in full by the Company of the Obligations; (J) prevent or in any way hinder the Holder from exercising, or constitute a defense, counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Collateral for this Note as provided in the Security Documents; or (K) impair the right of the Holder to bring suit for recovery of a money judgment against the Company or any stockholder, officer, director or employee of the Company with respect to any misapplication of insurance proceeds or condemnation proceeds approved or received by any such person with respect to the Collateral. The parties agree that this Section 9 shall be subject to 11 U.S.C. 1111(b) of the Bankruptcy Code.

          SECTION 10. THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          SECTION 11. SEVERABILITY OF PROVISIONS. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 12. HEADINGS AND REFERENCES. Headings in this Note are included for the convenience of reference only and do not constitute a part of this Note for any other purpose. References to sections in this Note are references to the sections of this Note, unless the context shall require otherwise.

          SECTION 13. EXCLUSIVE JURISDICTION. Each of the Company and the Holder, by acceptance hereof, (1) agrees that any legal action with respect to this Note shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts, and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; PROVIDED, HOWEVER, that each of the Company and the Holder may assert in a legal action in any other jurisdiction or venue each defense, third-party claim or similar claim that, if not so asserted in such legal action, may thereafter not be asserted by such party in an original legal action in the courts referred to in clause (1) above.

          SECTION 14. WAIVER OF JURY TRIAL. Each of the Company and the Holder, by acceptance hereof, waives any right to a trial by jury in any legal action to enforce or defend any right under this Note or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Note and agrees that any legal action shall be tried before a court and not before a jury.

          SECTION 15. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of, such obligations or its creation. The Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                   FOREST OIL CORPORATION


                                   By:  /s/ Robert S. Boswell
                                        ------------------------------
                                        Robert S. Boswell
                                        President

                                    EXHIBIT A

                           [FORM OF CONVERSION NOTICE]


TO FOREST OIL CORPORATION

          The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and a Note representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto.

Dated:
        ------------


                                        ------------------------------


                                       A-1